CFS Health Group, Inc.
                     Care First - FreeState - Potomac Health


February 13, 1996

Ms. Terry Spoleti, Vice President
Managed Care Products and Services
Doctors Health System
10th Floor
10451 Mill Run Circle
Owings Mills, Maryland  21117

Dear Terry:

The purpose of this Letter of Intent is to describe the terms of the contracting agreements to which we have agreed, each of which will be included in a Medicare Risk Service Agreement between Doctors Health System (DHS) and Health Care Corporation of the Mid-Atlantic ("HCCMA"). The following terms will be incorporated (and changes made) in the Medicare Risk Service Agreement (a copy attached) which is used as the basic contract form by HCCMA; the resulting document to be the Medicare Risk Service Agreement between HCCMA and DHS, (the "Agreement"). Until the basic contract revisions are finalized, this Letter of Intent will serve as the written contract between HCCMA and DHS.

      (bullet) Term

         (bullet) February 1, 1996 - June 30, 1997. Otherwise, termination will only occur for cause. Should the Agreement not be renewed, obligations under the Agreement shall continue beyond the termination date for an additional period not to exceed six
                  (6) months.

      (bullet) Financial Terms

         (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

         (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

         (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

         (bullet) DHS will be financially responsible for 100% of a UIS Pool deficit produced by the settlement calculations performed upon termination of the Agreement or on June 30, 1997, if a termination does not occur prior thereto.(1) HCCMA will not


(1) Provision subject to revision awaiting receipt of further information to determine whether DHS constitutes a "physician group" subject to HCFA requirements governing "physician incentive plans."

                  provide stop loss protection in connection with UIS Pool funding.

         (bullet) HCCMA will inform DHS at such time as contracts with vendors for "carve out" services are being renegotiated and will allow DHS to submit proposals to provide such services to HCCMA Medicare Members enrolled with DHS. However, such proposals will not be considered if the enrollment of HCCMA Medicare Members with DHS is less than 5,000.

         (bullet) HCCMA will process all UIS claims applying those (payor) discounts for HCCMA is eligible. HCCMA and DHS will mutually agree upon a cash flow process regarding UIS Pool funding, the objective of which will be to limit the UIS Pool fund amount held by HCCMA to no more than the projected cost of ninety
                  (90) days expected claims.

         (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

         (bullet) HCCMA  agrees  that,  in the event a Member is  retroactively added more than 90 days to DHS's panel, DHS will not be financially responsible for the cost of any care which that Member received for the period prior to the 90 days retroactive limit and HCCMA will retain the full AAPCC payment from the Federal Government for such a Member for the period prior to the 90 day retroactive limit. DHS providers will be paid by HCCMA at HCCMA fee schedule rates for the cost of covered services that they directly provide.


       (bullet) Other Terms

         (bullet) Material/substantive changes to the Medi-CareFirst product design involving provision of medical care under the Agreement will be communicated to DHS in advance of marketing. DHS will have the option to consider this as cause for termination and, as such may opt to terminate the Agreement as a result of such material/substantive product design changes with ninety (90) days notice, in writing, to HCCMA and in accordance with the other terminating provisions of the Agreement.

         (bullet) HCCMA agrees to work with DHS to allow greater participation by DHS in decisions or oversight regarding matters involving pre-certification, utilization management and case management of institutional services.

         (bullet) DHS agrees to support to the maximum extent possible the marketing efforts of HCCMA for their Medicare products.

         (bullet) DHS  acknowledges  that the  Agreement  between  the  parties creates a singular relationship which has been engendered by a reliance of HCCMA on the good faith of DHS to respect the integrity of HCCMA, its parents, subsidiaries and affiliates, as to operational and organizational needs. In order to secure, fortify and maintain the said relationship hereby acknowledged, DHS will (1) keep HCCMA fully apprised of DHS corporate structure and ownership and give HCCMA timely notice of any changes thereto; (2) not use this Agreement and the terms thereof in a way that causes an improper advantage to the benefit of DHS and harm to HCCMA, its parents, subsidiaries or affiliates; and (3) keep strictly confidential and not disclose the terms of the Agreement. Failure to abide by either the intent of this provision or its terms will accord the right to HCCMA to terminate the Agreement for cause.

         (bullet) Medicare Risk Service Agreement Language Changes

                  The following changes or additions are also to be made or provided in the attached form Medicare Risk Service Agreement:

               1. Article I, Item D., does not contain a hold harmless provision. No change required.

               2. Article II, Item A., the reference to " . . . paragraphs B, C and D" will be changed to ". . . paragraphs B, C and E."

               3. Article II, Item B., the term "usually"  will be deleted.  We will discuss the concept of " . . directly or through one or more IPAs, group practices or other entities with a contractual agreement with DHS or its affiliates" to develop contract language to correctly reflect the manner in which DHS's networks are structured.

               4. Article III, Item D.,  language will be added to reflect that persons who fail to make required payments (deductible and copayment amounts under a Member's plan) will be terminated upon the request of DHS within HCCMA and HCFA disenrollment policies once unpaid copayments or deductibles reach a specific dollar amount and efforts to collect are unsuccessful over a stated period of time. Language will also be added to provide that DHS will use its best efforts to collect such payments at the time of service.

               5. Article  III,  Item  G.,  will  provide  that a  copy  of the documents governing the Medical Advisory Committee will be supplied to DHS.

               6. Article III, Item J. 2., refers solely to HCCMA by
                  implication.  No change necessary.

               7. Article  III,  Item J. 3., will be changed to provide  that a party against whom involuntary bankruptcy proceedings have been commenced may obtain a sufficient bond or have such proceedings dismissed within ten (10) days before such an event would permit termination of the Agreement.

               8. Article IV, Item Q.3.,  will be modified to properly  reflect the relationship of the parties with respect to the use of such contracted providers.

               9. Article IV, Item R., will be revised to provide that any site additions, deletions or address changes in facilities or hours of operation by DHS will be communicated to HCCMA, in writing, 60 days prior to becoming effective.

              10. Attachment H will be completely revised.

In order to bind BMA to these terms, please have this document endorsed in the space provided and return the original to my attention.

If you have any questions please give me a call.

Sincerely,


/s/ ERNEST A. VISCUSO
Ernest A. Viscuso
Director
Provider Contracting and
Network Development

EAV:jw

Agreed to:

DOCTORS HEALTH SYSTEM                      HEALTH CARE CORPORATION
                                           OF THE MID-ATLANTIC


BY: /s/ TERRY SPOLETTI                     BY: /s/ G MARK CHANEY
    ------------------                         -----------------
    Signature                                  Signature

Terry Spoletti                             G. Mark Chaney
- ------------------------------------       ----------------------
Name (Print)                               Name (Print)

V.P. Mgd. Care Products and Services       Chief Financial Officer
- ------------------------------------       -----------------------
Title                                      Title
2/13/96                                    2/14/96
- ------------------------------------       -----------------------
Date                                       Date